UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2014

HPEV, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53443	75-3076597
(Commission File Number)	(IRS Employer Identification No.)

8875 Hidden River Parkway, Suite 300, Tampa, Florida 33637

 (Address of Principal Executive Offices, Zip Code)

(813) 975-7567

(Registrant's telephone number, including area code)

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided for below in Item 8.01 is hereby incorporated by reference into this Item 5.02.

Section 8 - Other Events

Item 8.01 Other Events.

Pursuant to the ruling rendered on Friday, December 5, 2014 by Judge Jennifer A. Dorsey of the United States District Court, District of Nevada, the special meeting of the stockholders of HPEV, Inc. (the “Company”) scheduled for December 10th which was called by Timothy Hassett and Theodore H. Banzhaf,is to be postponed in order to provide Spirit Bear Limited with the opportunity to designate three nominees to the board of directors of the Company pursuant to Article III, Section 17 of the bylaws of the Company. The special meeting is being called to elect three (3) replacement directors to serve in place of Jay Palmer, Carrie Dwyer and Donica Holt, the three individuals initially nominated by Spirit Bear Limited who did not receive the vote of a majority of the issued and outstanding shares to serve as directors at the Company’s Annual Meeting of Stockholders held on January 13, 2014. Three candidates were identified in the recent Proxy materials for the Special Meeting: i.e. Christopher McKee, Richard J. "Dick" Schul and Donald L. Bowman. None of them was nominated by Spirit Bear Limited.

As previously reported, at the January 13, 2014 Annual Meeting, 36,715,000, 36,711,760 and 36,717,260 of the votes cast by the shareholders of the Company were against each of Jay Palmer, Carrie Dwyer and Donica Holt, respectively, while 10,058,900, 10,062,140 and 10,056,540 votes were for each of Jay Palmer, Carrie Dwyer and Donica Holt, respectively. With the adoption of a majority vote requirement to elect directors, Palmer, Dwyer and Holt all failed to receive a sufficient number of votes to be elected.

Judge Dorsey opined that Article III, Section 17 of the Company’s bylaws presumes that the Company will send a written request to Spirit Bear to supply one or more nominees for director for any meeting at which a director election is held, irrespective as to whether the meeting is an Annual Meeting called by the Company or a Special Meeting called by the stockholders. The Company had not provided such a written request to Spirit Bear Limited. Judge Dorsey rejected an argument made by Spirit Bear that they are entitled to exclusively nominate directors for half the board seats.

Accordingly, on December 5, 2014 the Company sent a written notice to Spirit Bear requesting the name(s) of up to three nominees for the three director positions. Upon the receipt of such names from Spirit Bear, a revised Proxy will be filed and the Special Meeting will be held to try to elect replacement directors. The Company presently expects that Messrs. McKee, Schul and Bowman will run for election along with up to three nominees of Spirit Bear. Spirit Bear has until December 19th to provide the Company with such information.

On a related matter, on November 26, 2014 Judge Dorsey granted a partial declaratory judgment in favor of Spirit Bear, declaring that Jay Palmer, Carrie Dwyer, and Donica Holt remained holdover directors on the HPEV board despite the January 2014 director election because their successors were not elected at the Annual Meeting or thereafter. The Special Meeting was originally called, in part, to address the possibility of such a decision by the Court and to elect successor directors. Upon election of successors, the term of the holdover directors shall end.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPEV, INC.

Date: December 11, 2014	By:	/s/ Timothy Hassett
	Name:	Timothy Hassett
	Title:	Chairman and Chief Executive Officer